                                                                                                                                   Exhibit 21
BOK FINANCIAL CORPORATION

SUBSIDIARIES OF THE REGISTRANT

Banking Subsidiaries
Bank of Albuquerque, National Association (1)
Bank of Arkansas, National Association (1)
Bank of Oklahoma, National Association (1)
Bank of Texas, National Association (1)
Colorado State Bank and Trust, National Association (1)
Bank of Arizona, National Association (1)
Bank of Kansas City, National Association (1)

Other subsidiaries of BOK Financial Corporation
BOK Capital Services Corporation
BOKF Capital Corporation
BOSC, Inc.
BOKF Equity, LLC
BOKF Private Equity, LP
Private Equity Limited Partnership II
Lakeland Operating Company
Worth Bancorporation, Inc. (2)
BOKC Real Estate Corporation
BOKF Special Assets I, LLC
BOKF – CS (Newco Valves) LLC
BOKF – CS (Global Holdings) LLC
BPE Consulting Group, LLC
BOKF – CC (Aimbridge) LLC

Subsidiaries of Bank of Oklahoma, N.A.
Affiliated BancServices, Inc.
Affiliated Financial Holding Company
Affiliated Financial Insurance Agency, Inc.
BancOklahoma Agri-Service Corporation
BancOklahoma Mortgage Corporation
BOK Delaware, Inc. (3)
BOKF Equipment Finance, Inc.
BOK Funding Trust (3)
BOSC Agency, Inc. (Oklahoma)
BOSC Agency, Inc. (New Mexico) (4)
BOSC Agency, Inc. (Texas) (2)
CVV Management, Inc.
CVV Partnership, an Oklahoma General Partnership
Cottonwood Valley Ventures, Inc.
Pacesetter Leasing Company
BOKF Community Development Fund LLC
BOKF Community Development Corporation
Cavanal Hill Investment Management, Inc.
Oklahoma New Markets Fund I, LLC
Oklahoma New Markets Fund II, LLC
Oklahoma New Markets Fund III, LLC
Oklahoma New Markets Fund IV, LLC
Southwest Trust Company, National Association (1)
NGV Investment Fund LLC
MetaMarkets Preferred Series NGV
NGV Fleet Leasing I LLC
1155 W. 5th Avenue, LLC

All Subsidiaries listed above were incorporated in Oklahoma, except as noted.
(1)	Chartered by the United States Government
(2)	Incorporated in Texas
(3)	Incorporated in Delaware
(4)	Incorporated in New Mexico